Exhibit 16.1

August 17, 2009

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01(a) of West Marine, Inc.’s Form 8-K dated August 12, 2009 and filed on August 17, 2009, and agree with the comments made therein.

Yours truly,

/s/ DELOITTE & TOUCHE LLP

San Francisco, CA